UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2009
Date of Report (Date of earliest event reported)

ZORO MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52550	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 299-0390
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01         Other Events

Zoro Mining Corp. (the “Company”) is a Nevada corporation with its shares of common stock registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended.  The Company files annual and other reports with the United States Securities and Exchange Commission (the “SEC”).  On December 11, 2009, the Company received a cease trade order (the “CTO”) from the British Columbia Securities Commission (the “BCSC”), the effect of which is limited to the Province of British Columbia.

By its terms, the CTO was issued for failure to file:

(i)
a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) with respect to the Company’s Yura gold prospect near Arequipa, Peru and its Don Beno gold and copper project near Copiapo, Chile, disclosed in the Company’s annual information form (filed in the form of an annual report on Form 10-K), as filed on the System for Electronic Analysis and Retrieval (“SEDAR”); and

(ii)
either a preliminary prospectus and a prospectus, or a Form 45-106F1 Report of Exemption Distribution that would be required to be filed under section 6.1 of Canadian National Instrument 45-106 Prospectus and Registration Exemptions, related to certain distributions of shares made by the Company to British Columbia residents.

The Company is now seeking legal advice in connection with this matter and expects to be in communication with the BCSC promptly in order to come into compliance with the requirements of the BCSC.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired.

Not applicable.

(b)   Pro Forma Financial Information.

Not applicable.

(c)   Shell Company Transaction.

Not applicable.

(d)   Exhibits.

Exhibit	Exhibit Description
99.1	December 11, 2009 Cease Trade Order of the British Columbia Securities Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP.
Date: December 15, 2009	By: /s// Andrew Brodkey _______________________________________ Name: Andrew Brodkey Title:President, Chief Executive Officer and a director